                                        BY-LAWS

                                          OF

                               EARTHLINK NETWORK, INC.
                               (A DELAWARE CORPORATION)



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                                        INDEX


                                                                           PAGE

ARTICLE I     OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II    STOCKHOLDERS' MEETINGS. . . . . . . . . . . . . . . . . . . .  1
    2.1       Places of Meetings. . . . . . . . . . . . . . . . . . . . . .  1
    2.2       Annual Meetings . . . . . . . . . . . . . . . . . . . . . . .  1
    2.3       Special Meetings. . . . . . . . . . . . . . . . . . . . . . .  1
    2.4       Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    2.5       Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    2.6       List of Stockholders. . . . . . . . . . . . . . . . . . . . .  2
    2.7       Action Without Meeting. . . . . . . . . . . . . . . . . . . .  2

ARTICLE III   BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . .  2
    3.1       Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    3.2       Election of Directors . . . . . . . . . . . . . . . . . . . .  2
    3.3       Compensation. . . . . . . . . . . . . . . . . . . . . . . . .  3
    3.4       Meetings and Quorum . . . . . . . . . . . . . . . . . . . . .  3
    3.5       Committees. . . . . . . . . . . . . . . . . . . . . . . . . .  4
    3.6       Conference Telephone Meetings . . . . . . . . . . . . . . . .  4
    3.7       Action Without Meeting. . . . . . . . . . . . . . . . . . . .  4

ARTICLE IV    OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    4.1       Titles and Election . . . . . . . . . . . . . . . . . . . . .  4
    4.2       Duties. . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
              (a)  Chairman of the Board of Directors . . . . . . . . . . .  5
              (b)  Chief Executive Officer. . . . . . . . . . . . . . . . .  5
              (c)  President. . . . . . . . . . . . . . . . . . . . . . . .  5
              (d)  Vice Presidents. . . . . . . . . . . . . . . . . . . . .  5
              (e)  Secretary. . . . . . . . . . . . . . . . . . . . . . . .  5
              (f)  Treasurer. . . . . . . . . . . . . . . . . . . . . . . .  6
              (g)  Assistant Secretaries and Treasurers . . . . . . . . . .  6
    4.3       Delegation of Authority . . . . . . . . . . . . . . . . . . .  6
    4.4       Compensation. . . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE V          RESIGNATIONS, VACANCIES AND REMOVALS . . . . . . . . . .  6
    5.1       Resignations. . . . . . . . . . . . . . . . . . . . . . . . .  6
    5.2       Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . .  7
              (a)  Directors. . . . . . . . . . . . . . . . . . . . . . . .  7
              (b)  Officers . . . . . . . . . . . . . . . . . . . . . . . .  7


                                         (i)

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    5.3       Removals. . . . . . . . . . . . . . . . . . . . . . . . . . .  7
              (a)  Directors. . . . . . . . . . . . . . . . . . . . . . . .  7
              (b)  Officers . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE VI    CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . .  7
    6.1       Certificates of Stock . . . . . . . . . . . . . . . . . . . .  7
    6.2       Transfer of Stock . . . . . . . . . . . . . . . . . . . . . .  7
    6.3       Record Dates. . . . . . . . . . . . . . . . . . . . . . . . .  8
    6.4       Lost Certificates . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE VII   FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC.. . . . . . . . . . .  8
    7.1       Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . .  8
    7.2       Bank Deposit, Checks, Etc.. . . . . . . . . . . . . . . . . .  8

ARTICLE VIII  BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . .  9
    8.1       Place of Keeping Books. . . . . . . . . . . . . . . . . . . .  9
    8.2       Examination of Books. . . . . . . . . . . . . . . . . . . . .  9

ARTICLE IX    NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    9.1       Requirements of Notice. . . . . . . . . . . . . . . . . . . .  9
    9.2       Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE X     SEAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE XI    POWERS OF ATTORNEY. . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE XII   INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. . . . . 10
    12.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . 10
    12.2      Indemnification Granted . . . . . . . . . . . . . . . . . . . 10
    12.3      Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE XIII  AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 11
    13.1      Amendment or Repeal.. . . . . . . . . . . . . . . . . . . . . 11
    13.2      Stockholder Proposals . . . . . . . . . . . . . . . . . . . . 11



                                         (ii)

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                               EARTHLINK NETWORK, INC.

                                       BY-LAWS


                                      ARTICLE I
                                       OFFICES


         EarthLink Network, Inc. (the "Corporation") shall at all times maintain a registered office in the State of Delaware and a registered agent at that address but may have other offices located in or outside of the State of Delaware as the Board of Directors may from time to time determine.


                                      ARTICLE II
                                STOCKHOLDERS' MEETINGS

    2.1 PLACES OF MEETINGS. All meetings of stockholders shall be held at such place or places in or outside of the State of Delaware as the Board of Directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of the State of Delaware.

    2.2 ANNUAL MEETINGS. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date within five (5) months after the end of each fiscal year of the Corporation and at such time as may be designated from time to time by the Board of Directors. If the annual meeting is not held on the date designated, it may be held as soon thereafter as convenient and shall be called the annual meeting. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote thereat at the address of such stockholder as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided by Article IX of these By-Laws.

    2.3 SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the Board of Directors or the Chairman of the Board of Directors stating the specific purpose or purposes thereof. Written notice of the time, place and specific purposes of such meeting shall be given by mail to each stockholder entitled to vote thereat at the address of such stockholder as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided by Article IX of these By-Laws.

    2.4 VOTING. At all meetings of stockholders, each stockholder entitled to vote on the record date, as determined under Article VI, Section 6.3 of these By-Laws or, if not so determined, as prescribed under the General Corporation Law of the State of Delaware, shall be entitled to one vote for each share of stock standing of record in the name of such stockholder, subject to any restrictions or qualifications set forth in the Certificate of Incorporation or any amendment thereto.

    2.5 QUORUM. At any meeting of stockholders, a majority of the number of shares of stock outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum, but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitations as may be imposed under the General Corporation Law of the State of Delaware. When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote present thereat shall decide any question brought before such meeting unless the question is one upon which a different vote is required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws, in which case such express provision shall govern.

    2.6 LIST OF STOCKHOLDERS. At least ten (10) days before every meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or the transfer agent in charge of the stock ledger of the Corporation. Such list shall be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten
(10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall represent conclusive evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

    2.7 ACTION WITHOUT MEETING. Action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all the holders of outstanding stock entitled to vote on such action, and shall be delivered in the manner specified by law or by the Corporation's Certificate of Incorporation.


                                     ARTICLE III
                                  BOARD OF DIRECTORS

    3.1 POWERS. The business and affairs of the Corporation shall be carried on by or under the direction of the Board of Directors, which shall have all the powers authorized by the

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General Corporation Law of the State of Delaware, subject to such limitations as may be provided by the Certificate of Incorporation or these By-Laws.

    3.2 ELECTION OF DIRECTORS. Directors shall be elected at each annual meeting of stockholders as provided in the Certificate of Incorporation, each director so elected to serve until the election and qualification of his or her successor or until his or her earlier death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders, nor need they be residents of the State of Delaware.

    3.3 COMPENSATION. The Board of Directors, or a committee thereof, may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including, but not limited to, fees for serving as members of the Board of Directors or any committee thereof and for attendance at meetings of the Board of Directors or any committee thereof, and may determine the amount of such fees and compensation. Directors shall in any event be paid their reasonable travel and other expenses for attendance at all meetings of the Board or committees thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board of Directors or any committee thereof.

    3.4 MEETINGS AND QUORUM. Meetings of the Board of Directors may be held either in or outside of the State of Delaware. A quorum shall be one-half (1/2) of the then authorized number of directors, but not less than three directors.

    The Board of Directors shall, at the close of each annual meeting of stockholders and without further notice other than these By-Laws, if a quorum of directors is then present or as soon thereafter as may be convenient, hold a regular meeting for the election of officers and the transaction of any other business. At such meeting they shall elect a President, a Secretary and a Treasurer, and such other officers as they deem proper, none of whom except the Chairman of the Board, if elected, need be members of the Board of Directors.

    The Board of Directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the President or the Chairman of the Board of Directors and must be called by the President or the Secretary or an Assistant Secretary upon the request of any director.

    Notice of each meeting, other than a regular meeting (unless required by the Board of Directors), shall be given to each director by mailing the same to each director at his or her residence or business address at least five business days before the meeting or by delivering the same to him personally or by telephone, telegraph or telecopier at least two business days before the meeting unless, in case of exigency, the Chairman of the Board of Directors, the President or the Secretary shall prescribe a shorter notice to be given personally or by telephone, telegraph, telecopier, cable or wireless to all or any one or more of the directors at their respective residences or places of business. Notice by mail shall be deemed to be given at the earlier of (a) receipt thereof, or (b) five (5) days after it is deposited in the United States mail with first-class postage affixed thereon. Notice to directors may also be given by telecopier transmission to the director's telecopier transmission number supplied for the purpose of telecopier transmissions and, upon actual confirmation of such receipt by the director, such notice shall be deemed to be given as of the date and time of telephonic confirmation of receipt. Telephonic notice shall be deemed given at such a time as such notice is actually provided to the director.

    Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, the By-Laws or by the order of the Board of Directors.

    3.5 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, provide for committees of two or more directors and shall elect the members thereof to serve at the pleasure of the Board of Directors and may designate one of such members to act as chairman thereof. The Board of Directors may at any time change the membership of any committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of such committee, or dissolve it. During the intervals between the meetings of the Board of Directors, the Executive Committee (if one shall have been constituted) shall possess and may exercise any or all of the powers of the Board of Directors in the management or direction of the business and affairs of the Corporation and under the By-Laws to the extent authorized by resolution adopted by a majority of the whole Board of Directors and subject to such limitations as may be imposed by the General Corporation Law of the State of Delaware.

    Each committee may determine its rules of procedure and the notice to be given of its meetings (although in the absence of any special notice procedure, the notice provisions of Section 3.4 hereof shall govern), and it may appoint such other committees and assistants as it shall from time to time deem necessary. A majority of the members of the each committee shall constitute a quorum.

    3.6 CONFERENCE TELEPHONE MEETINGS. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone call or other similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

    3.7 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

                                      ARTICLE IV
                                       OFFICERS

    4.1 TITLES AND ELECTION. The officers of the Corporation shall be the President, one or more Vice Presidents, the Secretary and the Treasurer, all of whom shall initially be elected as soon as convenient by the Board of Directors and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the Board of Directors following each annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board of Directors except as may otherwise be approved by the Board of Directors, or until his or her earlier resignation, removal under these By-Laws or other termination of his or her employment. Any person may hold more than one office if the duties can be adequately performed by the same person and to the extent permitted by the General Corporation Law of the State of Delaware.

    The Board of Directors, in its discretion, may also at any time elect or appoint a Chairman of the Board of Directors, a Chief Executive Officer, one or more Senior or Executive Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board of Directors, except as may otherwise be approved by the Board of Directors, or until his or her earlier death, resignation, retirement, removal or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the Board of Directors or in case of officers other than the Chairman of the Board, if not prescribed or determined by the Board of Directors, the President or the then senior executive officer may prescribe or determine. The Board of Directors may require any officer or other employee or agent to give bond for the faithful performance of his or her duties in such form and with such sureties as the Board may require.

    4.2 DUTIES. Subject to such extension, limitations and other provisions as the Board of Directors may from time to time prescribe or determine, the following officers shall have the following powers and duties:

         (a) CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, if one is elected, shall be a director and, when present, shall preside at all meetings of the stockholders and of the Board of Directors.

         (b) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be charged with general supervision of the management and policy of the Corporation and shall have such other powers and perform such other duties as the Board of Directors may prescribe from time to time. The Chief Executive Officer shall (subject to the presence of the Chairman of the Board of Directors, if one exists) preside at all meetings of the stockholders and, if he is a director, of the Board of Directors.

         (c) PRESIDENT. The President shall exercise the powers and authority and perform all of the duties commonly incident to his or her office and shall perform such other duties as the Board of Directors shall specify from time to time.

         (d) VICE PRESIDENTS. The Vice President or Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors or by the President if the Board of Directors does not do so. In the absence or disability of the President, the Executive Vice Presidents in order of seniority, or if none, the Senior Vice Presidents in order of seniority, or if none, the Vice Presidents in order of seniority, may, unless otherwise determined by the Board of Directors, exercise the powers and perform the duties pertaining to the office of President, except that if one or more Vice Presidents has been elected or appointed, the person holding such office in order of seniority shall exercise the powers and perform the duties of the office of President.

         (e) SECRETARY. The Secretary or in his or her absence an Assistant Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors and any committee thereof, give and serve all notices, attend to such correspondence as may be assigned to him or her, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, shall perform all of the duties commonly incident to his or her office and shall have such other duties and powers as may be prescribed or determined from time to time by the Board of Directors or by the President if the Board of Directors does not do so.

         (f) TREASURER. The Treasurer or in his or her absence an Assistant Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the monies, funds, securities, valuable papers and documents of the Corporation (other than his or her own bond, if any, which shall be in the custody of the President), and shall have, under the supervision of the Board of Directors, all the powers and duties commonly incident to his or her office. He or she shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the Board of Directors or by the President if the Board of Directors does not do so. He or she may endorse for deposit or collection all checks, notes and similar instruments payable to the Corporation or to its order. He or she shall keep accurate books of account of the Corporation's transactions, which shall be the property of the Corporation, and together with all of the property of the Corporation in his or her possession, shall be subject at all times to the inspection and control of the Board of Directors. The Treasurer shall be subject in every way to the order of the Board of Directors, and shall render to the Board of Directors and/or the President of the Corporation, whenever they may require it, an account of all his or her transactions and of the financial condition of the Corporation. In addition to the foregoing, the Treasurer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the President if the Board of Directors does not do so.

         (g) ASSISTANT SECRETARIES AND TREASURERS. Assistants to the Secretaries and Treasurers may be appointed by the President or elected by the Board of Directors and shall perform such duties and have such powers as shall be delegated to them by the President or the Board of Directors.

    4.3 DELEGATION OF AUTHORITY. The Board of Directors may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

    4.4 COMPENSATION. The compensation of the officers of the Corporation shall be fixed by the Board of Directors or a committee thereof, and the fact that any officer is a director shall not preclude such officer from receiving compensation or from voting upon the resolution providing the same.


                                      ARTICLE V
                         RESIGNATIONS, VACANCIES AND REMOVALS

    5.1 RESIGNATIONS. Any director or officer may resign at any time by giving written notice thereof to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein or in these By-Laws, the acceptance of any resignation shall not be necessary to make it effective.

    5.2  VACANCIES.

         (a) DIRECTORS. Any vacancy in the Board of Directors caused by reason of death, disqualification, incapacity, resignation, removal, increase in the authorized number of directors or otherwise, shall be filled in the manner provided in the Certificate of Incorporation.

         (b) OFFICERS. The Board of Directors may at any time or from time to time fill any vacancy among the officers of the Corporation.

    5.3  REMOVALS.

         (a) DIRECTORS. Except as may otherwise be provided by the General Corporation Law of the State of Delaware or the Certificate of Incorporation or any amendment thereto, any director or the entire Board of Directors may be removed, with cause, by the affirmative vote of the holders of 75% of all outstanding shares entitled to be voted at an election of directors.

         (b) OFFICERS. Subject to the provisions of any validly existing agreement, the Board of Directors may at any meeting remove from office any officer, with or without cause, and may appoint a successor.


                                      ARTICLE VI
                                    CAPITAL STOCK

    6.1 CERTIFICATES OF STOCK. Every stockholder shall be entitled to a certificate or certificates for shares of the capital stock of the Corporation in such form as may be prescribed or authorized by the Board of Directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the President or a Vice President, unless some other person is thereunto specifically authorized as provided in Article IV, Section 4.2(c) of these By-Laws, and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. Any or all of such signatures may be in facsimile.

    In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

    6.2 TRANSFER OF STOCK. Shares of the capital stock of the Corporation shall be transferable only upon the books of the Corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

    The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars and may make or authorize such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

    6.3 RECORD DATES. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or to express consent to corporate action in writing without a meeting, or in order to make a determination of stockholders for any other proper purposes, the Corporation's stock transfer books shall not be closed, but a record date shall be set by the Board of Directors and, upon that date, the Corporation or its transfer agent shall take a record of the stockholders without actually closing the stock transfer books. Such record date shall not be more than sixty (60) days, nor less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.

    If no such record date is fixed by the Board, the record date shall be that prescribed by the General Corporation Law of the State of Delaware.

    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may, in their discretion, fix a new record date for the adjourned meeting.

    6.4 LOST CERTIFICATES. In case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board of Directors or the Executive Committee (if one has been appointed), or by the President if the Board of Directors or the Executive Committee does not do so.


                                     ARTICLE VII
                       FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC.

    7.1 FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year, unless otherwise fixed by resolution of the Board of Directors.

    7.2 BANK DEPOSIT, CHECKS, ETC. The funds of the Corporation shall be deposited in the name of the Corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board of Directors or by such officer or officers as the Board of Directors may authorize to make such designations.

    All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board of Directors. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.


                                     ARTICLE VIII
                                  BOOKS AND RECORDS

    8.1 PLACE OF KEEPING BOOKS. The books and records of the Corporation may be kept within or outside of the State of Delaware.

    8.2 EXAMINATION OF BOOKS. Except as may otherwise be provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the Corporation except as prescribed by law or authorized by express resolution of the stockholders or of the Board of Directors.


                                      ARTICLE IX
                                       NOTICES

    9.1 REQUIREMENTS OF NOTICE. Whenever notice is required to be given by statute, the Certificate of Incorporation or these By-Laws, except as otherwise provided in Section 3.4 hereof, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office, letter box or mail chute postage prepaid and addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

    9.2 WAIVERS. Any stockholder, director or officer may, in writing or by telegram or cable, at any time waive any notice or other formality required by law, the Certificate of Incorporation or these By-Laws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any meeting of stockholders and presence of any director at any meeting of the Board of Directors shall constitute a waiver of such notice as may be required by law, the Certificate of Incorporation or these By-Laws, unless such presence is solely for the purpose of objecting to the lack of notice and such objection is stated at the commencement of the meeting.


                                      ARTICLE X
                                         SEAL

    The corporate seal of the Corporation shall be in such form as the Board of Directors shall determine from time to time and may consist of a facsimile thereof or the word "SEAL" enclosed in parentheses or brackets. The corporate seal of the Corporation shall not be necessary to validate or authenticate any instrument duly executed by the Corporation or to render any such instrument enforceable against the Corporation.


                                      ARTICLE XI
                                  POWERS OF ATTORNEY

    The Board of Directors may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Corporation, with or without the power of substitution.

    In the absence of any action by the Board of Directors, any officer of the Corporation may execute, for and on behalf of the Corporation, waivers of notice of meetings of stockholders and proxies, or may vote shares directly, for such meetings of any company in which the Corporation may hold voting securities.


                                     ARTICLE XII
                 INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

    12.1 DEFINITIONS. As used in this article, the term "Person" means any past, present or future director, officer or employee of the Corporation or any subsidiary of the Corporation.

    12.2 INDEMNIFICATION GRANTED. The Corporation shall indemnify, to the full extent and under the circumstances permitted by the General Corporation Law of the State of Delaware in effect from time to time, any Person, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was or with his or her consent is named by the Corporation as being or about to become a director of the Corporation or any subsidiary thereof, or is or was an officer or employee of the Corporation or any subsidiary thereof, or is or was an employee or agent of the Corporation or any subsidiary thereof, or is or was serving at the specific request of the Corporation as a director, officer, employee or agent of another company or other enterprise in which the Corporation owns or owned, directly or indirectly, an equity interest or of which it may be a creditor.

    The right of indemnification shall not be deemed exclusive of any other rights to which a Person indemnified herein may be entitled by Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such Person. It is not intended that the provisions of this article be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Delaware or of the United States of America, whether as a matter of public policy or pursuant to statutory provision.

    12.3 MISCELLANEOUS. Subject to the limitations set forth in the General Corporation Law of the State of Delaware, the Board of Directors may also on behalf of the Corporation grant indemnification to any individual other than a Person to such extent and in such matter as the Board of Directors in its sole discretion may from time to time and at any time determine.

                                     ARTICLE XIII
                                      AMENDMENTS

    13.1 AMENDMENT OR REPEAL. Except as provided otherwise by the laws of the State of Delaware or the Certificate of Incorporation, these By-Laws may be amended or repealed either:

         (a) At any meeting of stockholders at which a quorum is present by vote of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting as provided in Article II of these By-Laws; provided that the notice of such meeting of stockholders or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal; or

         (b) At any meeting of the Board of Directors by a majority vote of the directors then in office.

    13.2 STOCKHOLDER PROPOSALS. Any stockholder who intends to propose that any provision of these By-Laws be amended by action of the stockholders shall notify the Secretary of the Corporation in writing of the amendment or amendments which such stockholder intends to propose not later than one hundred eighty (180) days prior to a request by such stockholder to call a special meeting for such purpose or, if such proposal is intended to be made at an annual meeting of stockholders, not later than the latest date permitted for submission of stockholder proposals by Rule 14a-8 under the Securities Exchange Act of 1934. Such notice to the Secretary shall include the text of the proposed amendment or amendments and a brief statement of the reason or reasons why such stockholder intends to make such proposal.